As filed with the Securities and Exchange Commission on April 3, 2012.

Registration No. 333-180186

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	52-1532952 (I.R.S. Employer Identification Number)

17801 Georgia Avenue

Olney, MD 20832

(301) 774-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald E. Kuykendall

General Counsel and Secretary

17801 Georgia Avenue

Olney, Maryland 20832

(301) 774-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron M. Kaslow, Esq.	Noel M. Gruber, Esq.
Kilpatrick Townsend & Stockton LLP	BuckleySandler LLP
607 14th Street, NW, Suite 900	1250 24th Street NW, Suite 700
Washington, DC 20005	Washington, DC 20037
(202) 508-5800	(202) 349-8043
Facsimile: (202) 204-5600	Facsimile: (202) 349-8080

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to this Registration Statement (File No. 333-180186) is being filed solely for the purpose of filing Exhibits 5 and 8 to this Registration Statement, and no other changes or additions are being made hereby to this Registration Statement. Accordingly, the proxy statement/prospectus that forms a part of this Registration Statement and Items 20 and 22 of Part II of this Registration Statement have been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)           A list of the exhibits included as part of this registration statement is set forth on the index of exhibits immediately preceding such exhibits and is incorporated herein by reference.

(b)          All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere in the registration statement.

(c)          The opinion of Scott & Stringfellow, LLC is included as Annex B to the proxy statement/prospectus.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Maryland in the City of Olney, on this 3rd day of April, 2012.

SANDY SPRING BANCORP

By:	/s/ Daniel J. Schrider
Daniel J. Schrider
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Daniel J. Schrider	April 3, 2012
Daniel J. Schrider
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Philip J. Mantua	April 3, 2012
Philip J. Mantua
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Mark E. Friis*
Mark E. Friis
Director

/s/ Susan D. Goff*
Susan D. Goff
Director

/s/ Solomon Graham*
Solomon Graham
Director

s/ Robert E. Henel, Jr.*
Robert E. Henel, Jr.
Director

II-2

/s/ Pamela A. Little*
Pamela A. Little
Director

/s/ Gary G. Nakamoto*
Gary G. Nakamoto
Director

/s/ Robert L. Orndorff*
Robert L. Orndorff
Director

/s/ David E. Rippeon*
David E. Rippeon
Director

/s/ Craig A. Ruppert*
Craig A. Ruppert
Director

/s/ Dennis A. Starliper*
Dennis A. Starliper
Director

* Pursuant to a Power of Attorney attached as Exhibit 24 to this Registration Statement on Form S-4

April 3, 2012	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
Attorney-in-fact

II-3

EXHIBIT LIST

Exhibit No.	Description	Incorporated by Reference to:
2	Agreement and Plan of Merger, dated as of December 20, 2011, by and between Sandy Spring Bancorp, Inc. and CommerceFirst Bancorp, Inc. Certain schedules and exhibits have been omitted from the Agreement and Plan of Merger as filed with the SEC. The omitted information is considered immaterial from an investor’s perspective. The Registrant will furnish to the SEC supplementally a copy of any omitted schedule or exhibit upon request from the SEC.	Annex A to the proxy statement/prospectus included in this registration statement.

3(a)	Articles of Incorporation of Sandy Spring Bancorp, Inc., as amended	Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1996, SEC File No. 0-19065.

3(b)	Articles of Amendment to the Articles of Incorporation of Sandy Spring Bancorp, Inc.	Exhibit 3(b) to Form 10-K for the year ended December 31, 2011, SEC File No. 0-19065

3(c)	Bylaws of Sandy Spring Bancorp, Inc.	Exhibit 3.2 to Form 8-K dated May 13, 1992, SEC File No. 0-19065.

4(a)	No long-term debt instrument issued by Sandy Spring Bancorp exceeds 10% of consolidated assets or is registered. In accordance with paragraph 4(iii) of Item 601(b) of Regulation S-K, Sandy Spring Bancorp will furnish the SEC copies of all long-term debt instruments and related agreements upon request.

5	Opinion of Kilpatrick Townsend & Stockton LLP re: legality

8	Opinion of Kilpatrick Townsend & Stockton LLP re: Federal Tax Matters

10(a)*	Amended and Restated Sandy Spring Bancorp, Inc., Cash and Deferred Profit Sharing Plan and Trust	Exhibit 10(a) to Form 10-Q for the quarter ended September 30, 1997, SEC File No. 0-19065.

10(b)*	Sandy Spring Bancorp, Inc. 2005 Omnibus Stock Plan	Exhibit 10.1 to Form 8-K dated June 27, 2005, SEC File No. 0-19065.

10(c)*	Sandy Spring Bancorp, Inc. 1999 Stock Option Plan	Exhibit 4 to Registration Statement on Form S-8, Registration Statement No. 333-81249.

10(d)*	Form of Director Fee Deferral Agreement, August 26, 1997, as amended	Exhibit 10(h) to Form 10-K for the year ended December 31, 2003, SEC File No. 0-19065.

10(e)*	Employment Agreement by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank, and Philip J. Mantua	Exhibit 10.2 to Form 8-K filed on January 17, 2012, SEC File No. 0-19065.

10(f)*	Employment Agreement by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank, and Daniel J. Schrider	Exhibit 10(h) to Form 10-K for the year ended December 31, 2008, SEC File No. 0-19065.

Exhibit No.	Description	Incorporated by Reference to:
10(g)*	Form of Sandy Spring National Bank of Maryland Officer Group Term Replacement Plan	Exhibit 10(r) to Form 10-K for the year ended December 31, 2001, SEC File No. 0-19065.

10(h)*	Sandy Spring Bancorp, Inc. Directors’ Stock Purchase Plan	Exhibit 4 to Registration Statement on Form S-8, File No. 333-117330.

10(i)*	Sandy Spring Bank Executive Incentive Retirement Plan	Exhibit 10(v) to Form 10-K for the year ended December 31, 2007, SEC File No. 0-19065.

10(j)*	Form of Amendment to Directors’ Fee Deferral Agreement	Exhibit 10(o) to Form 10-K for the year ended December 31, 2008, SEC File No. 0-19065.

10(k)*	Sandy Spring Bancorp, Inc. 2011 Employee Stock Purchase Plan	Appendix A of the Definitive Proxy Statement filed on March 28, 2011, SEC File No. 0-19065.

10(l)*	Change in Control Agreement by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank, and R. Louis Caceres	Exhibit 10(l) to Form 10-K for the year ended December 31, 2011, SEC File No. 0-19065.

10(m)*	Employment Agreement by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank, and Joseph J. O’Brien, Jr.	Exhibit 10.2 to Form 8-K filed on January 17, 2012, SEC File No. 0-19065.

10(n)*	Change in Control Agreement by and between Sandy Spring Bank, and Jeffrey Welch	Exhibit 10(n) to Form 10-K for the year ended December 31, 2011, SEC File No. 0-19065

10(o)*	Executive Team Incentive Plan	Exhibit 10.1 to Form 8-K filed on March 31, 2011, SEC File No. 0-19065

21	Subsidiaries	Exhibit 21 to Form 10-K for the year ended December 31, 2011, SEC File No. 0-19065

23(a)	Consent of Grant Thornton LLP	Previously filed

23(b)	Consent of TGM Group LLC	Previously filed

23(c)	Consent of Scott & Stringfellow, LLC	Previously filed

23(d)	Consent of Kilpatrick Townsend & Stockton LLP	Included in exhibits 5 and 8

24	Power of Attorney	Previously filed

99(a)	Form of Proxy of CommerceFirst Bancorp, Inc.	Previously filed

Exhibit No.	Description	Incorporated by Reference to:
101**	The following materials formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Condition at December 31, 2011 and 2010; (ii) the Consolidated Statements of Income/(Loss) for the years ended December 31, 2011, 2010 and 2009; (iii) the Consolidated Statements of Cash Flows for the years ended December 31, 2011, 2010 and 2009; (iv) the Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2011, 2010 and 2009; and (v) the Notes to the Consolidated Financial Statements, tagged as blocks of text.	Exhibit 101 to Form 10-K for the year ended December 31, 2011, SEC File No. 0-19065

*	Management Contract or Compensatory Plan or Arrangement.
**	Furnished, not filed.